Exhibit 10.1

February 11, 2022

Craig Hewitt

893 Summer Sound Road

Piney Flats, TN 37686

E-Mail: craighewitt2020@gmail.com

Re:	Confidential Employment Offer Letter &
Summary of Terms & Conditions (“Offer Letter”)

Dear Craig,

Subject to board approval by the Board of Directors of American International Holdings Corp (“AMIH” or the “Company”), I am pleased to offer you the title and position of Chief Financial Officer. This will be a full-time position and you will be reporting to the Company’s Chief Executive Officer, unless otherwise directed by the Company’s CEO.

The official start day shall be the day following the filing of the Company’s Form 10-K and will encompass an “Initial Period” that concludes upon the Company’s successful uplisting onto a national exchange (NASDQ or NYSE).

Your monthly base salary during the Initial Period shall be $4,000/per month, paid in the prevailing pay cycle as monthly, or bi- monthly, per your convenience. After the Initial Period, your annual Base Salary will be increased to $120,000.00. Additionally, you will be eligible to participate in other performance base incentives, benefits, employee stock option plans. Please note that once the Company has formally set into place its benefits program, you will be eligible to participate in the same, according to the respective policy.

Scope, Role & Responsibilities:

You shall by employed by the Company and will be a key member of the management team, wherein your primary responsibility encompasses the following key roles and responsibilities:

●	Create, coordinate, and evaluate the financial programs and supporting information systems of the Company to include budgeting, tax planning, and conservation of assets.
●	Assist the Company by providing all information necessary in connection with the Company’s uplisting to the Nasdaq
●	Create investment related documentation (Private Placement Memorandums, Term Sheets, financial projections and pro-forma, etc.…) and present to prospective investors for both debt and equity financings.
●	Develop an organizational chart and layout for the Company for both the short- and long-term goals.

●	Assist in the hiring and development of key individuals across the Company and its subsidiaries.
●	Direct financial audits and provide recommendations for procedural improvements.
●	Coordinate efforts with corporate counsel for all SEC related filings (Press Releases, 8k’s, 10Q’s and 10K’s) and other general legal documents and agreements.
●	Coordinate with the Company’s Transfer Agent for transfers and issuances of shares.
●	Approve and coordinate changes and improvements in automated financial and management information systems for the company.
●	Ensure compliance with local, state, and federal budgetary reporting requirements.
●	Coordinate the preparation of financial statements, financial reports, tax returns, special analyses, and information reports.
●	Develop and implement finance, accounting, billing, and auditing procedures.
●	Establish and maintain appropriate internal control safeguards.
●	Interact with other managers to provide consultative support to planning initiatives through financial and management information analyses, reports, and recommendations.
●	Ensure records systems are maintained in accordance with generally accepted auditing standards.
●	Develop and direct the implementation of strategic business and/or operational plans, projects, programs, and systems.
●	Review, analyze, and structure all potential M&A activity for the Company
●	Assist in obtaining the necessary licenses and insurance required to start a business.
●	Analyze cash flow, cost controls, and expenses to guide business leaders. Analyze financial statements to pinpoint potential weak areas.
●	Establish and implement short and long-range departmental goals, objectives, policies, and operating procedures.
●	Serve on planning and policy-making committees.
●	Represent the company externally to media, government agencies, funding agencies, and the general public.

Miscellaneous Items:

(a) It is anticipated that there may be follow-on documents associated with the terms, components and obligations that will require your signature,

(b) the contents herein are considered confidential and highly sensitive ,

(c) by your signature below, you are indicating that you’ve accepted these terms and agree to enter into any follow-on documents, including the Employee Handbook that may be required by AMIH and AMIH shall provide you with all resources and office supplies to accomplish requested tasks and acknowledges that work may be performed both at your home base or at an office provided by AMIH, and (d) It is understood that during the Initial Period you will be working remotely at your home office in Tennessee and that traveling may be required, both to the Company’s headquarters in Dallas, TX and for various meetings and events as required. Upon the Company’s successful uplisting onto the Nasdaq and following the Initial Period, it may be required for you to relocate to the Dallas/Fort Worth area in order to meet the daily requirements of the position.

Confidentiality:

All client information connected to AMIH, and its subsidiaries, are considered confidential and shall not be shared with others. You will also be required to complete and execute a separate Confidentiality and Non-Disclosure Agreement as part of this Offer Letter.

If you are in agreement with the terms and conditions of this Offer Letter, please accept by affixing your signature below. Thank you and I look forward to working with you on this special projects.

Sincerely yours,

Jacob D. Cohen	Craig Hewitt
President and CEO